Service Agreement

The customer: Guangzhou City Clifford Development (Panyu) Ltd.
The Service Provider: Clifford Estates (Panyu) Ltd.

The services: The customer agreed to hire and the service provider agreed to provide the following administrative and clerical work to the customer:

1. Purchases service;
2. Recruitment and basic staff training, daily staff attendance recordings for payroll purpose;
3. Information Technology services support and advices.
4. Basic staff transportation services and occasional use of offices.

Monthly fee: RMB30,000

Contractual Period: From 1st April 2008 until termination which requires a one-month-notice in advance.